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                                                                   Exhibit 5.1

                         PILLSBURY MADISON & SUTRO LLP
                                 P.O. BOX 7880
                            SAN FRANCISCO, CA 94120
                              Tel: (415) 983-1000
                              Fax: (415) 983-1200



                                                     December 11, 1996


Biosite Diagnostics Incorporated
11030 Roselle Street
San Diego, California 92121

         Re:      Registration Statement on Form S-1


Ladies and Gentlemen:

         We are acting as counsel for Biosite Diagnostics Incorporated, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of 2,300,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), of the Company (including 300,000 shares subject to the underwriters' over-allotment option) to be offered and sold by the Company. In this regard we have participated in the preparation of a Registration Statement on Form S-1 relating to such 2,300,000 shares of Common Stock. (Such Registration Statement, as amended, and including any registration statement related thereto and filed pursuant to Rule 462(b) under the Securities Act (a "Rule 462(b) registration statement") is herein referred to as the "Registration Statement.")

         We are of the opinion that the shares of Common Stock to be offered and sold by the Company (including any shares of Common Stock registered pursuant to a Rule 462(b) registration statement) have been duly authorized and, when issued and sold by the Company in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and in the Prospectus included therein.

                                             Very truly yours,

                                             /s/ Pillsbury Madison & Sutro LLP